UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 16, 2009
SCM Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Carnegie Avenue, Building B Santa Ana, California		92705

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 250 8888
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement.
     On September 20, 2009, SCM Microsystems, Inc. (“SCM” or the “Company”) entered into a Business Combination Agreement (the “Business Combination Agreement”) with Bluehill ID AG (“Bluehill ID”), a stock corporation incorporated in Switzerland, to combine their respective companies. The Business Combination Agreement provides for, among other things, the Company to make an offer to the Bluehill ID shareholders to acquire all of the Bluehill ID bearer shares (the “Offer”), and the issuance of shares of SCM’s common stock to Bluehill ID shareholders who accept the Offer. The foregoing description of the Business Combination Agreement does not purport to be complete, and is qualified in its entirety by reference to the Business Combination Agreement, a copy of which was filed previously as exhibit 2.1 to SCM’s Current Report on Form 8-K dated September 21, 2009 (see SEC File No. 000-29440) and is incorporated herein by this reference.
     On November 8, 2002, the SCM board of directors declared a dividend of one preferred share purchase right to purchase one one-thousandth of a share of SCM’s series A participating preferred stock for each outstanding share of SCM common stock. The dividend was payable on the record date of November 25, 2002 to stockholders of record as of the close of business on that date. Certificates representing SCM common stock issued after the record date contain a notation incorporating the rights agreement by reference. The terms of the rights are governed by a preferred stock rights agreement, dated as of November 8, 2002, as amended December 10, 2008 (the “Rights Agreement”) between SCM and American Stock Transfer & Trust, LLC (the “Rights Agent”). The rights only become exercisable if a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the shares of SCM common stock then outstanding, or announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of SCM common stock then outstanding.
     On November 16, 2009, SCM and the Rights Agent entered into the second amendment to the Rights Agreement (the “Amendment”) to provide that neither the approval, execution nor delivery of the Business Combination Agreement, nor the consummation of the transactions contemplated thereby, including the Offer, or the performance by SCM of its obligations thereunder will cause (a) the Rights (as such term is defined in the Rights Agreement) to become exercisable, (b) a Triggering Event (as such term is defined in the Rights Agreement) to occur, (c) a Shares Acquisition Date (as such term is defined in the Rights Agreement) to occur or (d) a Distribution Date (as such term is defined in the Rights Agreement) to occur. The Amendment also revises the definition of “Acquiring Person” to increase the triggering percentage of beneficial ownership for certain of Bluehill ID’s shareholders so that they will not be deemed to be an “Acquiring Person” as a result of the Offer. The foregoing description of the terms and conditions of the Amendment does not describe all terms and conditions thereof, and is expressly qualified by reference to the specific text of the Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by this reference.
Item 3.03. Material Modification to Rights of Security Holders.
The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment is incorporated by reference herein and made a part hereof.
Forward-Looking Statements
This Current Report on Form 8-K and the exhibit attached herewith contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the proposed combination with Bluehill ID and the issuance of the shares of SCM’s common stock to shareholders of Bluehill ID who accept the Offer. Other potential risks and uncertainties are discussed in SCM’s reports and other documents filed with the SEC from time to time. SCM assumes no obligation to update the forward-looking information. Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of SCM’s management. Inclusion of such forward-looking statements herein should not be regarded as a representation by SCM that the statements will prove to be correct.
IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC
In connection with the proposed transaction SCM filed a registration statement on Form S-4 (File No. 333-162618) containing a proxy statement and prospectus, which the SEC declared effective on November 12, 2009.
STOCKHOLDERS OF SCM ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT AND PROSPECTUS, AND OTHER DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Stockholders of SCM may obtain a copy of the proxy statement and prospectus, as well as SCM’s other filings, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement and prospectus can also be obtained, without charge, from the SCM corporate website at www.scmmicro.com, or by directing a request to SCM’s Investor Relations Department.
SCM and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of SCM in connection with the proposed transaction. Information about SCM’s directors and executive officers is available in the proxy statement and prospectus and other materials referred to in the proxy statement and prospectus.
Item 9.01 Financial Statements and Exhibits.
          (c) Exhibits

Exhibit	Description
4.1	Second Amendment to Rights Agreement, dated November 16, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.
November 16, 2009	By:	/s/ Martin Wimmer
Martin Wimmer
Vice President, Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amendment to Rights Agreement, dated November 16, 2009.